THE LAW OFFICE OF
                            RONALD N. VANCE, P.C.
                               Attorney at Law
                              AMERICAN PLAZA II
                              57 WEST 200 SOUTH
                                  SUITE 310
                          SALT LAKE CITY, UTAH 84101


ALSO ADMITTED IN CALIFORNIA (INACTIVE)               TELEPHONE (801) 359-9300
                                                           FAX (801) 359-9310
                                                     EMAIL: rnvance@qwest.net


                               January 6, 2006

Matthew S. Kerper, President
Trycera Financial, Inc.
170 Newport Center Drive
Suite 210
Newport Beach, CA  92660

     Re:  Registration Statement on Form SB-2 (SEC File No. 333-121651)

Dear Mr. Kerper:

     You have requested my opinion as to whether or not the 3,694,637 shares of common stock issued by Trycera Financial, Inc. (the "Company"), and to be sold by selling security holders in the above-referenced registration statement, are legally issued, fully paid, and non-assessable shares of the Company. In connection with this engagement I have examined the form of the registration statement to be filed by the Company; the Articles of Incorporation of the Company, as amended; the Bylaws of the Company currently in effect; and the minutes and written consents of the Company relating to the registration statement and the issuance of these shares of common stock by the Company.

     Based upon the above-referenced examination, I am of the opinion that pursuant to the corporate laws of the State of Nevada, the 3,694,637 shares of common stock to be registered pursuant to said registration statement are, or will be, when sold, duly authorized, legally issued, fully paid, and non-assessable.

     I hereby consent to being named in the registration statement as having rendered the foregoing opinion and as having represented the Company in connection with the registration statement.

                                        Sincerely,

                                        /s/ Ronald N. Vance